HIGH INCOME OPPORTUNITY FUND, INC.
                          10f-3 REPORT
              October 1, 1996 through March 31,1997

                                                       % of
               Trade          Selling             Par Value/
Unit Fund % of
Issuer              Date      Dealer              Shares
Price     Assets    Issue

California Federal Pfd.  1/24/97        Goldman, Sachs
$108,000  $25,000   0.32%     2.67%
9.125% Series A

Tenet Healthcare:        1/27/97        Donaldson, Lufkin &
0.34 2.53
8.625% due 1/15/2007               Jenrette            5,000,000
99.894
8.000% due 1/15/2005                              4,000,000
99.358
Lomak Petroleum, Inc.    3/11/97        Chase Securities, Inc.
1,250,000 100.00    0.15 3.20